Fourth quarter AND full year 2022 EARNINGS CALL Leon TopAlian Chair, President and CEO Steve Laxton Executive Vice President and CFO January 26, 2023 Exhibit 99.2

Forward-Looking Statements Certain statements made in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The words “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. The Company does not undertake any obligation to update these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this presentation. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to general market conditions, and in particular, prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (5) critical equipment failures and business interruptions; (6) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (7) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (8) uncertainties and volatility surrounding the global economy, including excess world capacity for steel production, inflation and interest rate changes; (9) fluctuations in currency conversion rates; (10) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (11) the cyclical nature of the steel industry; (12) capital investments and their impact on our performance; (13) our safety performance; (14) our ability to integrate businesses we acquire; (15) the impact of the COVID-19 pandemic, any variants of the virus, and any other similar public health situation; and (16) the risks discussed in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and elsewhere therein and in the other reports we file with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures The Company uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this presentation, including EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define EBITDA as net earnings before interest, taxes, and depreciation and amortization expense, and impairments and losses on assets and free cash flow as cash provided by operating activities less capital expenditures. Please note that other companies might define their non-GAAP financial measures differently than we do. Management presents these non-GAAP financial measures in this presentation because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets, and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors evaluating the Company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the Company’s future earnings discussions and, therefore, their inclusion should provide consistency in the Company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Where possible we have included reconciliations of the non-GAAP financial measures provided to GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP measures in the appendix to this presentation.

2022 KEY ACCOMPLISHMENTS & HIGHLIGHTS


SAFETY
FIRST

INDUSTRY-LEADING SAFETY RECORD

- Fourth consecutive year setting new record low injury/illness rate
- Record safety results across all four primary metrics we track
- 20 Nucor divisions with zero recordable injuries in 2022


NUCOR

MOST PROFITABLE YEAR IN NUCOR HISTORY

- Record EPS of $28.79 on $7.6B of Net Income
- $10.1B Cash from Operations, $11.6B EBITDA(1), $8.1B FCF(1)
- Returned $3.3B to shareholders via dividends and buybacks
- ROIC of ~35% and increased dividend for 50th consecutive year



STRONG EXECUTION OF STRATEGIC INITIATIVES

- Deployed ~$2.0B capex, primarily to grow our core operations
- Closed 5 acquisitions (~$3.6B) to expand into new markets
- Advanced our sustainability goals through key partnerships

[1]EBITDA and Free Cash Flow (FCF) are non-GAAP financial measures. For a reconciliation of non-GAAP measures, please refer to the Appendix.

4

NUCOR®

Advancing our mission MISSION Strategic rationale & Action Plans GROW THE CORE Shifting mix to higher margin, value-added end products Building on cost leadership position and growing market share Capitalizing on deep relationships in strong regional markets EXPAND BEYOND Leveraging our core competencies to grow in complementary businesses with high synergy potential Capitalizing on macro trends that intersect with the steel industry Diversifying product mix to generate more consistent earnings profile LIVE OUR CULTURE How we succeed matters; safety, health & well-being above all else Inclusive, performance-based culture driving growth and innovation Empowered teammates delivering world-class results Industry leader in sustainability, with plans for further improvement Continuing to execute the Company’s three-part mission, and becoming a more diversified, efficient, industrial manufacturer of value-added steel products

Growing the core PLATE SHEET BAR Completed Brandenburg plate mill project on-time and on-budget Rolled first steel plate on December 30, 2022 Final commissioning and customer shipments expected by end of Q1 ‘23 Creates industry leading, comprehensive plate offering Introduced Elcyon™, only domestic heavy gauge plate for offshore wind Adding more finishing capabilities and leveraging our sustainability advantage West Virginia – lower carbon footprint than any other sheet producer in this region Gallatin – modernization project improves energy efficiency and expands galvanizing capabilities in Midwest region California Steel Industries –new 400K tpa galvanizing line to serve western markets Announced third rebar micro mill to be built in Lexington, NC Strategic location in one of the fastest-growing regions in the nation Anticipate increased demand from federal programs PCA forecasting domestic rebar demand to grow 4% annually through ‘27

EXPANDING BEYOND

OVERHEAD DOORS



- Initial phase of realizing synergies with C.H.I.
- ~$320M 2022 EBITDA[1] reduces LTM implied acquisition multiple from 13.0x to 9.3x
- Highest growth rate and EBITDA margins of our Expand Beyond platforms

- Projected run-rate EBITDA: **$400M**

TOWERS & STRUCTURES



- Announced plans to construct two highly-automated tower manufacturing facilities
- Leveraging core competencies of our joist teams
- EBITDA margins in the mid-to-high teens
- Attractive growth outlook & underserved market

- Projected run-rate EBITDA: **$50M**

INSULATED METAL PANELS



- Completing integration of Cornerstone after closing acquisition in 2H 2021
- EBITDA doubled in 2H of 2022, reaching ~$85M for full year
- EBITDA margins have improved every quarter in 2022, currently in high-teens

- Projected run-rate EBITDA: **$150M**

WAREHOUSE RACKING SYSTEMS



- Completed two acquisitions between 2H 2021 (Hannibal) and 1H 2022 (Elite)
- Multiple cross-selling opportunities with other Nucor divisions
- Full year 2022 EBITDA of ~$90M
- Margins in mid-to-high teens

- Projected run-rate EBITDA: **$100M**

Note: EBITDA is a non-GAAP financial measure. For further information, see discussion on slide 3

[1] Includes pre-acquisition EBITDA.

7

NUCOR®

CONSTRUCTIVE MACRO BACKDROP FOR STEEL

INFRASTRUCTURE



- Infrastructure Investment & Jobs Act adds $550 billion infrastructure spending over the next decade
- Expected to increase steel demand by 3-5 million tons per annum
- First wave of new bridge projects announced in January

RESHORING



- CHIPS and Science Act provides ~$55 billion of incentives to reshore essential manufacturing
- Expect 27 projects by 2029 including 10 semiconductor plants with avg cost of ~$11B
- Advanced manufacturing facilities are highly steel intensive

GREEN ECONOMY



- Inflation Reduction Act includes ~$370 billion of tax incentives for clean energy investments
- Biden Administration targeting 30 gigawatts of US offshore wind by 2030
  - Potential of ~7.5 million tons of steel

8

NUCOR®

Two consecutive years of record-setting Cash flow and earnings ($ in millions) $ per share $24.2 billion Operating Cash Flow $16.6 billion Free Cash Flow1 $18.8 billion Net Earnings $9.7 billion returned to shareholders 5-Yr CASH FLOW & EARNINGS HISTORY 2018-2022 1 1 1EBITDA and Free Cash Flow (FCF) are non-GAAP financial measures. For a reconciliation of non-GAAP measures, please refer to the Appendix.

Q4 2022 SEGMENT RESULTS

($ in millions)

STEEL MILLS SEGMENT

	Q4 '22	Q3 '22	Q4 '21	% Change Versus Prior Qtr	% Change Versus Prior Year
Shipments (000s tons)	5,110	5,859	5,869	-13%	-13%
EBT[1]	**$516**	**$1,288**	**$3,129**	**-60%**	**-84%**
Earnings/Ton ($)	$101	$220	$533	-54%	-81%

- Lower shipments reflecting caution among service centers and other customers, and seasonality
- Lower pricing and lower scrap costs with net effect overall a lower metal margin
- Conversion costs slightly lower despite lower utilization - alloy costs lower, freight stable, energy lower. Labor, supplies and services expense higher. Pre-operating and startup expense higher.

STEEL PRODUCTS SEGMENT

	Q4 '22	Q3 '22	Q4 '21	% Change Versus Prior Qtr	% Change Versus Prior Year
Shipments (000s tons)	1,178	1,291	1,153	-9%	2%
EBT[1]	**$1,081**	**$1,197**	**$452**	**-10%**	**139%**
Earnings/Ton ($)	$918	$927	$392	-1%	134%

- Slightly lower shipments – seasonality
- Pricing relatively stable - down ~3%
- Higher expense for labor, other supplies and services offset by lower substrate expense

RAW MATERIALS SEGMENT

	Q4 '22	Q3 '22	Q4 '21	% Change Versus Prior Qtr	% Change Versus Prior Year
Shipments (000s tons)[2]	1,587	2,065	2,290	-23%	-31%
EBT[1]	**($142)**	**$279**	**$45**	**-151%**	**-416%**
Asset Impairment	($96)				
Adjusted EBT[1]	**($46)**	**$279**	**$45**	**-116%**	**-202%**

- Loss for the quarter on lower prices and volumes
- Maintenance outages at DRI operations extended due to weaker market conditions
- Asset impairment of $96 million for write-down of remaining carrying value of leasehold interest in unproved oil and gas properties

10

[1]EBT refers to Earnings (loss) before income taxes and noncontrolling interests as disclosed in relevant quarterly Nucor quarterly earnings news release. [2]Excludes scrap brokerage activities

NUCOR®

2023 Estimated Capex: ~$3.0 Billion SAFETY Approximately 2/3 of CAPEX allocated to profitable growth projects

Near Term Capex: major projects ($ in millions)

Strategic investments producing results Sheet Investments Completed Investment1 Gallatin Galvanizing Line 2020 $200 Arkansas Cold Mill 2020 $245 CSI Acquisition 2022 $408 Arkansas Gen3 Galv Line 2022 $352 Hickman Paint Line 2020 $140 TOTAL INVESTMENT $1,345 2022 EBITDA1 $337 Bar Investments Completed Investment1 Marion Modernization 2019 $85 Sedalia Micro Mill 2021 $245 Florida Micro Mill 2021 $250 Kankakee MBQ Mill 2022 $230 TOTAL INVESTMENT $810 2022 EBITDA1 $283 Expand Beyond Investments Completed Investment1 Insulated Metal Panels 2021 $1,100 Nucor Warehouse Systems 2021/2022 $445 C.H.I. Overhead Doors2 2022 $3,000 TOTAL INVESTMENT $4,545 2022 EBITDA1 $495 1 $ in millions, project level EBITDA represents Nucor management estimates 2Includes 2022 pre-acquisition EBITDA Note: EBITDA is a non-GAAP financial measure. For further information, see discussion on slide 3

Maintaining a Strong Balance sheet US $ in millions   x2022   as of December 31, 2022 Amount EBITDA1 % cap $1.75Bn Revolving Credit Facility $0 Senior Notes Outstanding $5,250 Industrial Revenue Bonds $1,349 Other Debt $93     Total Debt $6,692 0.6x 25% Cash and Cash Equivalents ($4,938) Net Debt $1,754 0.2x Total Equity & Non-Controlling Int. $19,570 75% Total Book Capitalization $26,262   100% 1 Based on 2022 EBITDA of $11.6 billion, see appendix for reconciliation to GAAP measure DEBT MATURITY PROFILE2 Committed to strong investment grade ratings Initial Fitch rating of “A-” published Jan 24th Nucor sr. unsecured corporate credit ratings: Issued $2.1B in Senior Notes throughout 2022 at 3.8% weighted average coupon Rating Agency Long-term Rating Short-term Rating Outlook S&P A- A-1 Stable Fitch A- F-1 Stable Moody’s Baa1 P-2 Stable ($ in millions) 2 Reflects senior notes and IRBs only

Returning capital to shareholders ANNUAL DIVIDEND PER SHARE(1) SHARES OUTSTANDING (MILLIONS) Committed to at least 40% of Nucor’s net earnings returned to shareholders Returned ~52% net earnings over past 5 years ~20% Reduction DIVIDEND KING 50 consecutive years of dividend increases (1) 2023 first quarterly dividend is payable on Feb 10, 2023 to stockholders of record on December 20, 2022

Q1 2023 Earnings Outlook SEGMENT EXPECTATIONS FOR Q1 2023 OUTLOOK VARIANCE TO Q4 2022 Steel Mills Improved profitability on higher volumes and improved margins Steel Products Healthy margins expected to continue Lower earnings than Q4’22 but higher than Q1’22 due to seasonality and some reductions in realized pricing Raw Materials Higher earnings (excluding impact of Q4’22 impairment charge) Expect more stable pricing and higher DRI and scrap volumes Corp / Eliminations Expect higher intersegment profit eliminations and lower state tax benefits Consolidated Earnings Net lower Q1’23 EPS vs Q4’22, partially offset by continued share repurchases

2023 DOMESTIC END USE MARKET OUTLOOK

End Use Market	Outlook	Comments on Expected 2023 Outook
Non-residential Construction	🟢	• Manufacturing, data centers and healthcare expected to show strength • Non-res building starts expected to be strong vs pre-pandemic levels, but down slightly year-over-year due to a decline in warehouse starts • Bridge, highway, water & other infrastructure spending expected to increase due to federal spending initiatives
Automotive	🟢	• 2023 production of light vehicles forecast to increase ~1 million units • Fleet sales expected to increase as inventory levels begin to recover
Oil & Gas	🟡	• OCTG expecting marginal growth following ~50% rise in 2022 • Line pipe forecasted to grow double digits
Electricity/ Renewable Energy	🟢	• IRA providing momentum, EIA projecting 6 GW of onshore wind capacity additions and 32 GW of solar energy additions in 2023 • Overall renewable participation in the US energy matrix is forecasted to grow from 21% in 2022 to 24% in 2023
Transport & Logistics	🟡	• Investment projected to be up 9% y/y in 2023 vs up 3% in 2022
Consumer Durables	🔴	• Softer 1H'23 expected as inflation remains high and consumer spending low

17

NUCOR®

APPENDIX

Reconciliation of gaap to non-gaap measure 2018 2019 2020 2021 2022 Net earnings1 2,481 1,371 836 7,122 8,080 Net Interest expense 136 121 153 159 170 Provision for income taxes 748 412 -- 2,078 2,165 Depreciation expense 631 649 702 735 827 Amortization expense 89 86 83 136 235 Impairments and losses on assets 110 67 614 62 102 EBITDA 4,195 2,706 2,388 10,292 11,579 1Reflects net earnings before non-controlling interests  $ in millions

Reconciliation of gaap to non-gaap measure 2018 2019 2020 2021 2022 5 Year Totals Cash provided by operating Activities 2,394 2,809 2,697 6,231 10,072 24,203 Capital Expenditures (983) (1,477) (1,543) (1,622) (1,948) (7,573) Free Cash FLow 1,411 1,332 1,154 4,609 8,124 16,630  $ in millions

SEGMENT RESULTS: STEEL MILLS AND STEEL PRODUCTS

STEEL MILLS

Shipments (tons in thousands)	Q4 '22	Q3 '22	Q4 '21	% Change Versus Prior Qtr.	% Change Versus Prior Year
Sheet	2,314	2,667	2,502	-13%	-8%
Bars	1,907	2,169	2,177	-12%	-12%
Structural	445	583	607	-24%	-27%
Plate	375	379	489	-1%	-23%
Other Steel	69	61	94	13%	-27%
Total Shipments	5,110	5,859	5,869	-13%	-13%
EBT[1] ($ in millions)	$516	$1,288	$3,129	-60%	-84%
EBT[1]/Ton ($)	$101	$220	$533	-54%	-81%

- Lower shipments reflecting caution among service centers and other customers, as well as seasonality
- Lower pricing and lower scrap costs with net overall effect being a lower metal margin
- Conversion costs slightly lower despite lower utilization - alloy costs lower, freight stable, energy lower. Labor, supplies and services expense higher. Pre-operating and startup expense higher.

STEEL PRODUCTS

Shipments (tons in thousands)	Q4 '22	Q3 '22	Q4 '21	% Change Versus Prior Qtr.	% Change Versus Prior Year
Tubular	215	231	222	-7%	-3%
Joist & Deck	301	289	305	4%	-1%
Rebar Fabrication	302	350	289	-14%	4%
Piling	94	119	103	-21%	-9%
Cold finished	99	112	112	-12%	-12%
Other	167	190	122	-12%	37%
Total Shipments	1,178	1,291	1,153	-9%	2%
EBT[1] ($ in millions)	$1,081	$1,197	$452	-10%	139%
EBT[1]/Ton ($)	$918	$927	$392	-1%	134%

- Slightly lower shipments reflecting seasonality
- Pricing relatively stable - down ~3%
- Higher expense for labor, other supplies and services more than offset by lower substrate expense
- Overall profitability still very strong - 3rd best quarter ever for the segment

[1]EBT refers to Earnings (loss) before income taxes and noncontrolling interests as disclosed in relevant Nucor quarterly earnings news release

21

NUCOR®

RAW MATERIALS SEGMENT RESULTS: raw materials % Change Versus Shipments (tons in thousands) Q4 '22 Q3 '22 Q4 '21 Prior Qtr. Prior Year Scrap Processing Tubular 613 977 1,000 -37% -39% DRI Other 974 1,088 1,190 -10% -18% Total Shipments1 1,587 2,065 2,290 -23% -31% EBT2 ($ in millions) ($142) $279 $45 -151% -416% Asset Impairment ($96) Adjusted EBT2 ($ in millions) ($46) $279 $45 -116% -202% 1Total shipments excluding scrap brokerage activities. 2EBT refers to Earnings (loss) before income taxes and noncontrolling interests as disclosed in relevant Nucor quarterly earnings news release Loss for the quarter on lower prices and volumes. Maintenance outages at DRI operations extended due to weaker market conditions. Asset impairment of $96 million for write down of remaining carrying value of leasehold interest in unproved oil and gas properties

QUARTERLY SALES AND EARNINGS DATA

	SALES TONS (THOUSANDS) TO OUTSIDE CUSTOMERS																	EARNINGS (LOSS) BEFORE INCOME TAXES	
	STEEL					STEEL PRODUCTS													
YEAR	SHEET	BARS	BEAMS	PLATE	TOTAL STEEL	STEEL JOISTS	STEEL DECK	COLD FINISH	REBAR FAB	PILING	TUBULAR PRODS	OTHER STEEL PRODS	TOTAL STEEL PRODS	RAW MATLS	TOTAL TONS	NET SALES (000'S)	COMP. SALES PRICE PER TON	(000'S)	PER TON
2022																			
Q1	2,023	1,603	524	389	4,539	179	136	133	291	111	230	155	1,235	620	6,394	10,493,282	1,641	2,766,623	450
Q2	2,470	1,625	494	452	5,041	158	123	123	339	119	274	175	1,311	625	6,977	11,794,474	1,690	3,324,398	499
Q3	2,197	1,498	491	367	4,553	160	129	112	350	119	231	190	1,291	571	6,415	10,500,755	1,637	2,218,627	363
Q4	1,974	1,365	373	355	4,067	174	127	99	302	94	215	167	1,178	493	5,738	8,723,956	1,520	1,462,893	267
YEAR	8,664	6,091	1,882	1,563	18,200	671	515	467	1,282	443	950	687	5,015	2,309	25,524	41,512,467	1,626	9,772,541	401
2021																			
Q1	2,535	1,596	504	555	5,190	172	135	132	282	136	250	100	1,207	779	7,176	7,017,140	978	1,253,164	178
Q2	2,540	1,685	568	563	5,356	167	130	128	338	171	269	109	1,312	814	7,482	8,789,164	1,175	1,961,157	269
Q3	2,386	1,574	617	567	5,144	190	139	123	323	144	260	128	1,307	721	7,172	10,313,223	1,438	2,773,585	399
Q4	2,096	1,1518	521	471	4,606	173	132	112	289	103	198	146	1,153	658	6,417	10,364,412	1,615	2,918,043	468
YEAR	9,557	6,373	2,210	2,156	20,296	702	536	495	1,232	554	977	483	4,979	2,972	28,247	36,483,939	1,292	8,905,949	324

23

NUCOR®

AVG EXTERNAL SALES PRICE PER NET TON STEEL Mills Total STEEL PRODUCTS SHEET BARS BEAMS PLATE TOTAL STEEL 2022 1st Quarter 1,571 1,140 1,496 1,861 1,436 2,689 2nd Quarter 1,441 1,226 1,583 1,913 1,429 2,931 First Half 1,499 1,183 1,538 1,889 1,432 2,814 3rd Quarter 1,228 1,176 1,603 1,765 1,296 3,167 Nine Months 1,410 1,181 1,559 1,851 1,388 2,933 4th Quarter 961 1,063 1,543 1,564 1,102 3,230 YEAR 1,308 1,155 1,556 1,786 1,324 3,003 2021 1st Quarter 932 790 948 935 891 1,499 2nd Quarter 1,228 900 1,089 1,192 1,107 1,708 First Half 1,080 846 1,023 1,064 1,001 1,608 3rd Quarter 1,536 1,037 1,241 1,447 1,339 2,101 Nine Months 1,226 908 1,103 1,193 1,112 1,776 4th Quarter 1,724 1,073 1,412 1,748 1,478 2,541 YEAR 1,335 948 1,176 1,314 1,195 1,954 AVERAGE SCRAP AND SCRAP SUBSTITUTE COST PER GROSS TON USED PER NET TON USED 2022 1st Quarter 495 442 2nd Quarter 534 477 First Half 516 461 3rd Quarter 502 448 Nine Months 511 456 4th Quarter 427 381 YEAR 492 439 2021   1st Quarter 405 362 2nd Quarter 457 408 First Half 431 385 3rd Quarter 511 456 Nine Months 457 408 4th Quarter 508 454 YEAR 469 419 QUARTERLY SALES prices & scrap cost

Safety metrics REDUCTION IN INJURY & ILLNESS RATES Annual OSHA Recordables per 200,000 hours/year

Below 2⁰ C Scenario Integrated (BF-BOF) average: 2.21 Global steelmaking average: 1.76 Nucor 0.43 Nucor Advantage Sustainability leadership SCOPE 1 & 2 GHG INTENSITIES VS. PARIS AGREEMENT TARGETS Below 1.5⁰ C Scenario 2030 2040 SCOPE 1, 2 & 3 INTENSITY (metric tons of CO2e per metric ton of steel produced) 1.89 0.79 NUCOR STEEL MILLS OVERALL GLOBAL

35% Reduction by 2030 Nucor committed to an additional 35% combined reduction in our Scope 1 and Scope 2 GHG Intensity by 2030 (2015 baseline) Transparency Nucor values transparency and will continue to publicly disclose and reduce our Scope 1, Scope 2 and our most significant Scope 3 GHG emissions Beyond 2030 Targeting Zero Beyond 2030, Nucor is committed to reducing our GHG emissions with the ambition of net zero emission steel to meet the demands of the green economy 1 2 3 FROM AN ADVANTAGED STARTING POINT NUCOR IS SETTING AMBITIOUS GOALS

Nucor is shaping its sustainability strategy through innovation Emissions Free Power Supporting greening of power grid via VPPAs Exploring Behind the Meter power generation and storage Investing in small modular nuclear technology – NuScale Power BioCarbon Biocarbon can be produced from sawmill residuals or sustainable forestry products Carbon Capture & Storage (“CCS”) Working on a CCS opportunity at an existing DRI facility Piloting early-stage air capturing of GHGs Zero Emission Iron Evaluating two novel iron making processes that could result in near zero emissions iron production Electra investment Green Pig Iron Green pig iron can be produced from sustainable charcoal instead of coal